UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) April 28, 2015

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Matador Resources Company
(Exact name of registrant as specified in its charter)
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Texas	001-35410	27-4662601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 LBJ Freeway, Suite 1500, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 371-5200
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of George M. Yates to the Board of Directors
As previously disclosed, on April 15, 2015, Matador Resources Company (“Matador”) entered into an amendment to that certain Agreement and Plan of Merger, dated as of January 19, 2015 among Matador, MRC Delaware Resources, LLC (“MRC Delaware”), HEYCO Energy Group, Inc. (“HEYCO”) and its wholly-owned subsidiary, Harvey E. Yates Company, pursuant to which Mr. George M. Yates’ appointment as a Class I director of Matador’s Board of Directors (the “Board”) was deferred until the earlier of (i) consummation of certain joint ventures with entities that are affiliated with Mr. Yates to develop certain properties owned by such entities located in Lea and Eddy Counties, New Mexico and (ii) April 28, 2015.
On April 28, 2015, Mr. Yates’ appointment to the Board became effective. Mr. Yates was appointed to serve as a Class I director and will stand for election as a Class I director at the 2015 Annual Meeting of Shareholders to serve for a term of office until Matador’s 2018 Annual Meeting of Shareholders and until the election and qualification of his successor or until his earlier death, retirement, resignation or removal. Matador anticipates that Mr. Yates will be appointed to the Prospect Committee and the Operations and Engineering Committee of the Board following the 2015 Annual Meeting of Shareholders.
Mr. Yates will be compensated according to Matador’s director compensation program for non-employee directors described in the Director Compensation section of Matador’s Proxy Statement for the Annual Meeting of Shareholders to be held on June 10, 2015, filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2015 and incorporated herein by reference. Matador anticipates that Mr. Yates will also enter into an indemnification agreement with Matador in the form included as Exhibit 10.22 to Amendment No. 1 to the Registration Statement on Form S-1 filed with the SEC on November 14, 2011 and incorporated herein by reference.
Information regarding Mr. Yates’ background was previously provided in a Current Report on Form 8-K filed with the SEC on January 20, 2015 and is incorporated herein by reference.
Mr. Yates is Chairman and Chief Executive Officer of HEYCO, an oil and natural gas exploration and production business based in Roswell, New Mexico. HEYCO was the sole owner of Harvey E. Yates Company prior to the February 2015 merger of Harvey E. Yates Company with and into MRC Delaware (the “HEYCO Merger”). While negotiating the HEYCO Merger, Matador was also negotiating the terms and conditions of proposed joint ventures (the “Joint Ventures”) with three affiliates of HEYCO and/or Mr. Yates (the “HEYCO Affiliates”). In April 2015, Matador and the HEYCO Affiliates entered into non-binding letters of intent with respect to the Joint Ventures. The parties are currently negotiating the terms of definitive agreements relating to the Joint Ventures. Pursuant to the Joint Ventures, a wholly-owned subsidiary of Matador would invest in two new entities with the HEYCO Affiliates for the purpose of developing certain Delaware Basin properties in New Mexico. If Matador consummates the Joint Ventures, the Joint Ventures will result in Matador acquiring additional working interests in properties acquired by it in the HEYCO Merger. Mr. Yates is affiliated with each of the HEYCO Affiliates and, therefore, following the closing of the transactions, the Joint Ventures will constitute related party transactions as defined in Matador’s Related Party Transaction Policy and applicable securities and stock exchange rules. As presently negotiated, Matador’s collective investment in the Joint Ventures would equal approximately $14.2 million.
In addition, in light of Mr. Yates’ ongoing services to HEYCO, the Board has, in accordance with Texas corporate law, adopted resolutions which provide for a waiver of certain corporate opportunities with respect to Mr. Yates. As a result, Mr. Yates is not obligated to present certain corporate opportunities related to his existing oil and natural gas holdings and/or in areas where Matador does not currently operate.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATADOR RESOURCES COMPANY

Date: April 30, 2015	By:	/s/ Craig N. Adams
	Name:	Craig N. Adams
	Title:	Executive Vice President